     As filed with the Securities and Exchange Commission on January 12, 1999
                                                   Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ECLIPSYS CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                        06-0632092
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                       Identification Number)

   777 EAST ATLANTIC AVENUE, SUITE 200, DELRAY BEACH, FLORIDA          33483
           (Address of Principal Executive Offices)                  (Zip Code)

                      1996 EMPLOYEE STOCK PURCHASE PLAN OF
                            TRANSITION SYSTEMS, INC.
                                       AND
                     AMENDED AND RESTATED 1995 INCENTIVE AND
                         NON-STATUTORY STOCK OPTION PLAN
                           OF TRANSITION SYSTEMS, INC.
                            (Full title of the Plans)

                                HARVEY J. WILSON
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                              ECLIPSYS CORPORATION
                            777 EAST ATLANTIC AVENUE
                                    SUITE 200
                           DELRAY BEACH, FLORIDA 33483
                     (Name and address of agent for service)

                                 (561) 243-1440
          (Telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                Number of          Proposed maximum      Proposed maximum        Amount of
  Title of securities           Shares to           offering price      aggregate offering      registration
    to be registered        be Registered (1)          per share               price                 fee
--------------------------------------------------------------------------------------------------------------
   Common Stock $.01            1,807,096               $ 29.00(2)         $52,405,784             $14,569
       par value
==============================================================================================================

(1) Consists of shares issuable under the 1996 Employee Stock Purchase Plan and the Amended and Restated 1995 Incentive and Non-Statutory Stock Option Plan of Transition Systems, Inc., a Massachusetts corporation ("TSI"), which plans were assumed by Eclipsys Corporation pursuant to that certain Agreement and Plan of Merger, dated October 29, 1998, by and among Eclipsys Corporation, TSI, and Exercise Acquisition Corporation, a Massachusetts Corporation and a wholly owned subsidiary of Eclipsys Corporation.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on January 5, 1999 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

       PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Part I is included in documents sent or given to participants in the 1996 Employee Stock Purchase Plan of TSI and the Amended and Restated 1995 Employee Stock Purchase Plan of TSI, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

       PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Item 3. Incorporation of Documents by Reference.

              Eclipsys Corporation (the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

                     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                     (c) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained


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


       herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

              Item 4. Description of Securities.

              Not applicable.

              Item 5. Interests of Named Experts and Counsel.

              Not Applicable.

              Item 6. Indemnification of Directors and Officers.

              Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

              Article EIGHTH of the Registrant's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

              Article NINTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought, or threatened to be brought, against him by virtue of his position as, or agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with, a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought, or threatened to be brought, against him by virtue of his position as, or


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


       agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with, a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

              The Registrant is required to provide the indemnification described herein unless the officer or director has not met the applicable standard of conduct required for indemnification. Whether the applicable standard of conduct has been met shall be determined in each instance by (a) a majority vote of the directors of the Registrant consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Registrant), or (e) a court of competent jurisdiction. In the event of a determination that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make a disposition within 60 days after written request for indemnification or advancement of expenses to the Registrant is made by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

              Article NINTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

              Item 7. Exemption from Registration Claimed.

              Not applicable.


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


              Item 8. Exhibits.

              The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

              Item 9. Undertakings.

              1.     The Registrant hereby undertakes:

                     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
       Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

              Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delray Beach, Florida on the 12th day of January, 1999.

                                             ECLIPSYS CORPORATION

                                             By:    /s/ ROBERT J. VANARIA
                                                    ------------------------
                                                    Robert J. Vanaria
                                                    Senior Vice President
                                                     and Chief Financial Officer

                                POWER OF ATTORNEY

              We, the undersigned officers and directors of Eclipsys Corporation, hereby severally constitute Harvey J. Wilson and Robert J. Vanaria, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Eclipsys Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                       Title                                                 Date
       ---------                                       -----                                                 ----
       /s/ HARVEY J. WILSON
       --------------------------------------       Chief Executive Officer and                       January 12, 1999
       Harvey J. Wilson                             President (Principal
                                                    Executive Officer)
       /s/ ROBERT J. VANARIA
       --------------------------------------       Senior Vice President,                            January 12, 1999
       Robert J. Vanaria                            Administration and Chief
                                                    Financial Officer (Principal
                                                    Financial and Accounting Officer)

       --------------------------------------       Director                                          _______________
       Steven A. Denning

       /s/ G. FRED DIBONA
       --------------------------------------       Director                                          January 12, 1999
       G. Fred DiBona

       /s/ EUGENE FIFE
       --------------------------------------       Director                                          January 12, 1999
       Eugene Fife


       --------------------------------------       Director                                          _______________
       William E. Ford

       /s/ JAY B. PIEPER
       --------------------------------------       Director                                          January 12, 1999
       Jay B. Pieper

       --------------------------------------       Director                                          _______________
       Richard D. Severns


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


       /s/ ROBERT F. RACO
       --------------------------------------       Director                                          January 12, 1999
       Robert F. Raco

       /s/ PATRICK T. HACKETT
       --------------------------------------       Director                                          January 12, 1999
       Patrick T. Hackett










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


                                  EXHIBIT INDEX

Exhibit
Number      Description
------      -----------
4.1*        Third Amended and Restated Certificate of Incorporation of the Registrant.

4.2*        Amended and Restated By-Laws of the Registrant.

5.1         Opinion of Hale and Dorr LLP.

23.1        Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2        Consent of PricewaterhouseCoopers LLP.

23.3        Consent of PricewaterhouseCoopers LLP.

23.4        Consent of KPMG Peat Marwick LLP

23.5        Consent of PricewaterhouseCoopers LLP.

23.6        Consent of Ernst & Young LLP

24.1        Power of Attorney (included on the signature page of this Registration
            Statement).

* Incorporated by reference herein from Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-50781) as declared effective by the Commission on August 6, 1998.